NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200

June 21, 2022	Contact:	Steven F. Nicola
Chief Financial Officer 412.442.8262

MATTHEWS INTERNATIONAL ACQUIRES OLBRICH GmbH and R+S Automotive GmbH

PITTSBURGH, JUNE 21, 2022 – Matthews International Corporation (NASDAQ GSM: MATW) today announced that the Company signed an agreement to acquire German based engineering firms, OLBRICH GmbH (“OLBRICH”) and R+S Automotive GmbH (“R+S Automotive”), for EUR €43 million (approximately U.S. $45 million). OLBRICH and R+S Automotive have combined annual revenues in excess of $100 million. Headquartered in Bocholt, Germany, OLBRICH is a production and intelligent equipment manufacturer, specializing in purpose-built rotary processing equipment, including equipment used in the manufacturing of dry and wet electrodes for lithium-ion batteries and components for hydrogen fuel cells used in electric vehicles, with additional strong positions in Specialty & Pharma, Packaging and Home & Décor. R+S Automotive is a specialty engineering services provider of automation, plant and tooling concepts for automotive manufacturing companies around the world. The closing of the transaction is subject to certain regulatory authority approvals, which is expected to be timely secured in July of 2022.

Joseph C. Bartolacci, President and Chief Executive Officer of Matthews International, stated, “We are extremely excited to announce the acquisitions of OLBRICH and R+S Automotive as part of our long-term strategy to provide turn-key processing equipment and services for the burgeoning electric vehicle business. We see our combined capabilities as a unique offering that will have significant impact on the electric vehicle business and benefit the entire energy solutions industry. Together, these acquisitions are an important investment and part of a buying strategy towards being a key player in the fast-growing energy sector.”

Gregory S. Babe, Chief Technology Officer of Matthews International, continued, “Our combined engineering capabilities provide an extension of the full Saueressig Group portfolio, including battery and fuel cell component production, converting lines, coating, drying, web and roll handling and Automated Guided Vehicles (AGV) integration, and enhances our global expansion into broader global markets. This strategic acquisition continues our investment in technologies and accelerates commercializing new innovations and combined capabilities across multiple automotive, surfaces and industrial automation applications.”

“With Matthews International, we have not only gained a strategic investor, but at the same time a partner for the OLBRICH Group that has an excellent international reputation,” explains Bastian Kuhl, CEO of OLBRICH and R+S Automotive. “In addition, we share common values and goals. These are the best prerequisites for effectively combining our competencies in the fields of converting and automation hence successfully addressing future business fields such as new energies or "green packaging" together. We look forward to implementing our growth strategy in the future as part of the Matthews Group.”

About Matthews International Corporation

Matthews International Corporation is a global provider of industrial technologies, memorialization products and brand solutions. The Industrial Technologies segment designs, manufactures, services and distributes high-tech custom energy storage, marking, coding and industrial automation technologies and solutions. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The SGK Brand Solutions segment is a leading provider of packaging solutions and brand experiences, helping companies simplify their marketing, amplify their brands and provide value. The Company has approximately 11,000 employees in more than 26 countries on six continents that are committed to delivering the highest quality products and services.

About SAUERESSIG Group

SAUERESSIG Group brings together the business units packaging, elastomers, surfaces, engineering, rollers and e.GEN under a common umbrella brand. As a leading international supplier along the pre-press stage as well as of rotary tools for gravure and flexographic printing processes, embossing rollers and cutting and creasing tools, SAUERESSIG Group offers a comprehensive expertise. SAUERESSIG works on forward-looking research projects and invests in the development of intelligent workflows and digital solutions. As an innovator for special machine construction in the field of futureoriented battery and energy storage technology, individual solutions are developed for pioneers of tomorrow. Brand manufacturer, printers and converters as well as renowned manufacturers of modern energy storage technologies benefit from solution-oriented innovations, decades of experience and maximum flexibility. Within currently 13 production sites SAUERESSIG Group has a strong global network. Worldwide presence enables an optimal development, implementation and support of international projects at any time.

SAUERESSIG Group is part of Matthews International Corporation (NASDAQ GSM: MATW). For more information please visit: www.saueressig.com

About OLBRICH

OLBRICH GmbH was founded in 1949 and together with its brand Polytype Converting®, the machine builder has today become one of the world's leading companies in the field of production machinery and equipment for the manufacture of web-shaped products. Battery foils, labels, release materials, sustainable paper and packaging materials as well as wallcoverings, floorcoverings, adhesive tapes and technical textiles are exemplary products manufactured on the lines. OLBRICH has a full value chain including engineering and manufacturing as well as state-of-the-art technical centers in Bocholt (DE) and Fribourg (CH). Today, OLBRICH has approximately 450 employees. OLBRICH is headquartered in Bocholt (DE) and has additional locations in Hamburg (DE), Fribourg (CH) and Jiangyin City (CN).

About R+S Automotive

R+S Automotive GmbH is an important manufacturer of machines and tools for the production of interior and exterior components for the automotive industry, such as door panels, dashboards or rear shelves. R+S Automotive has a fully integrated value chain including engineering and production as well as a technical center on an area of 1,100 sqm designed to support comprehensive technical services and customer-oriented development. Today, R+S Automotive has approximately 350 employees. R+S Automotive is headquartered in Bocholt (DE) and has additional subsidiaries in Holoubkov (CZ), Jiangyin (CN), and Comstock Park, MI (USA).

Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in the cost of materials used in the manufacture of the Company's products, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions, cybersecurity concerns, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

###

For Investor Relations:

William D. Wilson
Senior Director, Corporate Development and Investor Relations
412.325.8418